UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2023

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2023, Rob te Braake tendered his resignation as the Interim Chief Financial Officer of Onfolio Holdings Inc. (the “Company”) effective November 1, 2023. Mr. te. Braake’ departure was not the result of any disagreement with the Company nor any issue related to the Company’s financial statements or accounting practices. Mr. te Braake was serving as the Company’s Interim Chief Financial Officer until the Company appointed a permanent Chief Financial Officer. Mr. te Braake is expected to once again serve the Company as its financial advisor, which is the role he served in prior to his appointment as the Company’s Interim Chief Financial Officer.

On November 6, 2023, Esbe van Heerden, the Company’s President, was appointed by the Company’s Board of Directors to also serve as the Company’s Chief Financial Officer effective November 1, 2023. As the Company’s Chief Financial Officer, Ms. van Heerden will be responsible for (i) analyzing budget and finances; (ii) creating and presenting financial and tax strategy recommendations to the executive team; (iii) overseeing cash flow, cash management, working capital, and company audits; (iv) preparing financial statements and reports, including SEC filings; (v) ensuring legal compliance on all financial functions; (vi) other duties as may be prescribed by the Company’s Chief Executive Officer from time to time.

There are no arrangements or understandings between Ms. van Heerden and any other persons pursuant to which she was appointed as the Company’s Chief Financial Officer. There is no family relationship between Ms. van Heerden and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. van Heerden that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Esbe van Heerden, age 31, has served as our President since February 1, 2022, where she is responsible for implementing and developing our Company’s shorter term business strategy and our Company’s budgeting and performance tracking. Previously, she served as our Chief Operations Officer from August 2020 to January 31, 2022, and as Chief Operations Officer of Onfolio LLC since May 2019. During her time at our Company, Ms. van Heerden has overseen an expansion from five team members, to 32, and monthly recuring revenue (MRR) growth of more than 700%. She joined our Company after successfully building a boutique publishing house, NonFiction LLC, that helped CEOs and consultants succeed in publishing their books. From June 2016 to December 2018, Ms. van Heerden built out the systems to guide new authors through the writing and publishing process, and grew to a team of 15+ staff members. Ms. van Heerden completed a triple major: a BSc in Biomedical Science, a BSc in Molecular Biology, as well as a BS in Forensic Biology and Toxicology, and was awarded the Vice-Chancellor’s Commendation for Academic Excellence. She graduated in 2015 from Murdoch University, Australia.

Ms. van Heerden entered into a new written employee agreement with the Company to include her appointment as the Company’s Chief Financial Officer and her base salary was increased to $150,000 per year. A copy of Ms. van Heerden’s new employee agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Employee Agreement dated as of November 1, 2023, by the Company and Esbe van Heerden
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: November 6, 2023	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer

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